                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1999
DISTRIBUTION DATE: 5/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                           Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                             Certificate Amount
                                                                                                             ------------------
      (i)   Principal Distribution
              Class A Amount                                                         $15,995,268.45               $24.345199
              Class B Amount                                                            $753,703.77               $24.345199

     (ii)   Interest Distribution
              Class A Amount                                                          $1,413,993.67               $2.152134
              Class B Amount                                                             $66,627.98               $2.152134

    (iii)   Monthly Servicing Fee                                                       $244,730.85               $0.355725
                                                                                    ---------------
              Monthly Supplemental Servicing Fee                                              $0.00               $0.000000
              Class A Percentage of the Servicing Fee                                   $233,717.96               $0.355725
              Class A Percentage of the Supplemental Servicing Fee                            $0.00               $0.000000
              Class B Percentage of the Servicing Fee                                    $11,012.89               $0.355725
              Class B Percentage of the Supplemental Servicing Fee                            $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                    $264,466,286.84
            Class A Pool Factor (end of Collection Period)                                40.252432%
            Class B Principal Balance (end of Collection Period)                     $12,461,762.60
            Class B Pool Factor (end of Collection Period)                                40.252432%

      (v)   Pool Balance (end of Collection Period)                                 $276,928,049.44

     (vi)   Class A Interest Carryover Shortfall                                              $0.00
            Class A Principal Carryover Shortfall                                             $0.00
            Class B Interest Carryover Shortfall                                              $0.00
            Class B Principal Carryover Shortfall                                             $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed
            to Either the Class A or Class B Certificateholders                               $0.00               $0.000000

   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                          $6,879,784.34
              Class B Amount                                                                  $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the
            Seller or the Servicer                                                            $0.00

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